Exhibit 99.1

One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release: January 7, 2022 6:00 a.m. EST	Contact:	Lorie Tekorius, Investor Relations Justin Roberts, Investor Relations Ph: 503-684-7000

Greenbrier Reports First Quarter Results

Diluted EPS of $0.32

Orders for 6,300 new railcars valued at $685 million – book-to-bill of 1.5x in the quarter

GBX Leasing growth continues with doubling of fleet size to $400 million

Lake Oswego, Oregon, January 7, 2022 – The Greenbrier Companies, Inc. (NYSE: GBX) (“Greenbrier”), a leading international supplier of equipment and services to global freight transportation markets, today reported financial results for its first fiscal quarter ended November 30, 2021.

First Quarter Highlights

•	New railcar orders for 6,300 units valued at $685 million and deliveries of 4,100 units, resulted in a 1.5x book-to-bill, the fourth consecutive quarter with a book-to-bill exceeding 1.0x.

•	Diversified new railcar backlog as of November 30, 2021 was 28,000 units with a value of $3.0 billion.

•

Railcar refurbishment backlog of 3,500 units valued at $200 million for delivery during fiscal 2022 and 2023. This activity is not included in new railcar backlog and reflects Greenbrier’s strong engineering and innovation capabilities, underscoring our focus on achieving creative customer solutions.

•	Net earnings attributable to Greenbrier for the quarter were $11 million, or $0.32 per diluted share, on revenue of $551 million.

•

Quarter end liquidity of $610 million, including over $410 million in cash and nearly $200 million of available borrowing capacity. Cash usage in the quarter reflects investment in GBX Leasing and working capital deployment to increase production rates.

•

Grew GBX Leasing by approximately $200 million through a railcar portfolio purchase and railcars produced by Greenbrier. GBX Leasing is funded with a combination of 75% non-recourse debt and 25% equity and is consolidated in Greenbrier’s financial statements. See supplemental information in this release.

•	Subsequent to the quarter end, GBX Leasing increased the $300 million non-recourse railcar warehouse facility by $50 million to support strong lease portfolio momentum.

•	Board declares a quarterly dividend of $0.27 per share, payable on February 17, 2022 to shareholders of record as of January 27, 2022 representing Greenbrier’s 31st consecutive quarterly dividend.

- More -

Greenbrier Reports First Quarter Results (Cont.)	Page 2

•	Subsequent to the quarter end, Greenbrier announced two important strategic developments:

○

A collaboration with U.S. Steel and Norfolk Southern to develop a new, sustainable high-strength steel gondola railcar. This innovation lightens the railcar while extending its useful life. In support of this collaboration, Norfolk Southern ordered 800 of the new gondolas.

○

Membership in the RailPulse coalition to support the aggregation of North American railcar fleet data on a single platform. Increased safety and operating efficiency and enhanced visibility of customer goods are two of the coalition’s primary goals.

William A. Furman, Chairman & CEO commented, “During the first fiscal quarter of 2022, Greenbrier achieved its fourth consecutive quarter with a book-to-bill ratio exceeding 1.0 amid the strengthening demand environment. Order intake for the quarter was more than 35% of all new orders received during fiscal 2021. We ended the quarter with a backlog value of $3.0 billion. Additionally, as part of our railcar refurbishment program, we received orders to rebody 1,400 units. These orders are excluded from Greenbrier’s new railcar backlog. Working in partnership with our customers, the railcar refurbishment program sustainably repurposes aging railcars to promote energy efficiency in the North American railcar fleet, helping to ensure that rail remains the most environmentally friendly mode of surface transport. Similarly, Greenbrier’s recently announced partnership with U.S. Steel Corporation and Norfolk Southern Railway to design and launch new high-strength, lighter-weight and higher capacity steel gondolas brings significant benefits to all three companies and the entire freight transportation industry, helping lead the way to a net-zero carbon economy.”

Furman added, “These initiatives result from a continued focus on innovation and our commitment to deliver solutions that meet the evolving needs of Greenbrier’s customers. They also reflect our leadership position in the North American railcar market. Looking forward, the strength and flexibility of our global manufacturing and supply chain networks that support our integrated business model will sustain growth in a market environment that is characterized by strong underlying demand along with unique operating challenges. As our commercial and manufacturing operations build momentum, we have also continued to increase the scale of Greenbrier’s railcar lease fleet, with investment opportunities outpacing preliminary expectations. This provides Greenbrier tax-advantaged cash flows and reduces our exposure to the inherent cyclicality of freight transportation equipment manufacturing. We expect the result will be an increasing baseline level of cash flows with substantial manufacturing upside as end markets continue to recover.”

Business Update & Outlook

Since March 2020, Greenbrier has practiced disciplined management to meet the challenges created by the COVID-19 pandemic while balancing economic, supply chain and labor volatility. Based on current business trends and production schedules for fiscal 2022, Greenbrier expects:

•	Increased deliveries of 17,500 – 19,500 units including approximately 1,500 units in Greenbrier-Maxion (Brazil).

•	Selling & administrative expense to be $200 – $210 million.

•	Capital expenditures of $275 million in Leasing & Management Services, $55 million in Manufacturing and $10 million in Maintenance Services.

- More -

Greenbrier Reports First Quarter Results (Cont.)	Page 3

Financial Summary

	Q1 FY22	Q4 FY21	Sequential Comparison – Main Drivers
Revenue	$550.7M	$599.1M	10% fewer deliveries including timing of syndication activity
Gross margin	8.6%	16.4%	Labor shortages and operating inefficiencies in Maintenance Services and competitive new railcar pricing and production ramping inefficiencies in Manufacturing
Selling and administrative	$44.3M	$55.4M	Timing of performance-based incentive compensation
Net gain on disposition of equipment	$8.5M	$0.4M	Opportunistic sale of fleet assets
EBITDA	$42.2M	$70.5M	Lower operating earnings reflecting operating inefficiencies, fewer deliveries and labor shortages; See reconciliation on page 11
Net (earnings) loss attributable to noncontrolling interest	$5.2M	($3.9M)	Partners’ share of consolidated JV’s operating results
Adjusted net earnings attributable to Greenbrier	$10.8M	$33.0M (1)	Lower operating earnings
Adjusted diluted EPS	$0.32	$0.98 (1)

(1)	Excludes $1.2 million ($0.03 per share), net of tax, of loss on debt extinguishment.

Segment Summary

In the first quarter of 2022, we renamed two of our reportable segments to more closely align with the nature of customer solutions provided. The new names of our reportable segments are Manufacturing (unchanged), Maintenance Services (previously Wheels, Repair & Parts), and Leasing & Management Services (previously Leasing & Services). The name changes have no impact on financial information previously reported. However, effective September 1, 2021, we also changed the measurement basis for allocating syndication revenue between Manufacturing and Leasing & Management Services. This change reflects how management assesses operating performance consistent with Greenbrier’s refined leasing strategy and has no impact to total consolidated revenue. Segment results for the prior periods have been recast to conform to the current period presentation.

	Q1 FY22	Q4 FY21	Sequential Comparison – Main Drivers
Manufacturing
Revenue	$452.5M	$465.4M	Fewer deliveries partially offset by higher sales price from raw material escalations
Gross margin	6.8%	11.0%	Competitive core pricing from the pandemic trough, production ramping inefficiencies and line changeovers
Operating margin (1)	2.7%	6.8%
Deliveries (2)	3,700	4,100	Primarily fewer syndicated units
Maintenance Services
Revenue	$72.4M	$80.2M	Labor shortages impacting volumes
Gross margin	1.7%	4.0%	Labor shortages impacting volumes and operating inefficiencies
Operating margin (1)	(1.5%)	0.1%
Leasing & Management Services (including GBX Leasing)
Revenue	$25.8M	$53.5M	Revenue and margin reflect timing of syndication activity while prior quarter benefited from lease modification fees
Gross margin	59.9%	81.5%
Operating margin (1) (3)	66.5%	69.6%	Benefited from Net gain on disposition of equipment
Fleet utilization	97.1%	94.1%

(1)	See supplemental segment information on page 10 for additional information.
(2)	Excludes Brazil deliveries which are not consolidated into Manufacturing revenue and margins.
(3)	Includes Net loss (gain) on disposition of equipment, which is excluded from gross margin.

- More -

Greenbrier Reports First Quarter Results (Cont.)	Page 4

Conference Call

Greenbrier will host a teleconference to discuss its first quarter of 2022 results. In conjunction with this news release, Greenbrier has posted a supplemental earnings presentation to our website. Teleconference details are as follows:

•	January 7, 2022

•	8:00 a.m. Pacific Standard Time

•	Phone: 1-888-317-6003 (Toll Free) 1-412-317-6061 (International), Entry Number “8543094”

•	Real-time Audio Access: (“Newsroom” at http://www.gbrx.com)

Please access the site 10-15 minutes prior to the start time.

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Through its wholly-owned subsidiaries and joint ventures, Greenbrier designs, builds and markets freight railcars and marine barges in North America, Europe and Brazil. We are a leading provider of freight railcar wheel services, parts, maintenance and retrofitting services in North America through our rail services business unit. Greenbrier manages 443,000 railcars and offers railcar management, regulatory compliance services and leasing services to railroads and other railcars owners in North America. GBX Leasing (GBXL) is a special purpose subsidiary that owns and manages a portfolio of leased railcars that originate primarily from Greenbrier’s manufacturing operations. GBXL and Greenbrier own a lease fleet of 12,900 railcars. Learn more about Greenbrier at www.gbrx.com.

- More -

Greenbrier Reports First Quarter Results (Cont.)	Page 5

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

(In millions, unaudited)

	November 30, 2021	August 31, 2021	May 31, 2021	February 28, 2021	November 30, 2020
Assets
Cash and cash equivalents	$410.8	$646.8	$628.2	$593.5	$724.6
Restricted cash	27.1	24.6	8.7	8.6	8.5
Accounts receivable, net	393.3	306.4	274.8	236.2	216.2
Income tax receivable	106.2	112.1	75.1	62.1	24.5
Inventories	631.4	573.6	553.2	523.0	490.3
Leased railcars for syndication	99.1	51.6	154.0	109.3	51.1
Equipment on operating leases, net	751.3	609.8	446.9	445.4	445.5
Property, plant and equipment, net	654.4	670.2	676.0	687.5	696.3
Investment in unconsolidated affiliates	83.1	79.9	79.4	70.8	72.3
Intangibles and other assets, net	183.0	183.6	180.8	190.3	186.5
Goodwill	130.3	132.1	133.1	132.7	130.3

	$3,470.0	$3,390.7	$3,210.2	$3,059.4	$3,046.1

Liabilities and Equity
Revolving notes	$516.3	$372.2	$325.2	$275.8	$276.3
Accounts payable and accrued liabilities	540.4	569.8	480.4	448.6	434.1
Deferred income taxes	51.3	73.3	44.9	24.8	10.1
Deferred revenue	36.6	42.8	43.7	42.6	36.9
Notes payable, net	895.7	826.5	835.0	793.2	797.1
Contingently redeemable noncontrolling interest	29.7	29.7	30.3	30.0	30.7
Total equity – Greenbrier	1,237.3	1,307.7	1,286.7	1,268.5	1,280.4
Noncontrolling interest	162.7	168.7	164.0	175.9	180.5

Total equity	1,400.0	1,476.4	1,450.7	1,444.4	1,460.9

	$3,470.0	$3,390.7	$3,210.2	$3,059.4	$3,046.1

- More -

Greenbrier Reports First Quarter Results (Cont.)	Page 6

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except number of shares which are reflected in thousands and per share amounts, unaudited)

	Three Months Ended November 30,
	2021	2020
Revenue
Manufacturing	$452.5	$304.5
Maintenance Services	72.4	65.6
Leasing & Management Services	25.8	32.9

	550.7	403.0
Cost of revenue
Manufacturing	421.6	280.9
Maintenance Services	71.2	63.0
Leasing & Management Services	10.3	18.4

	503.1	362.3
Margin	47.6	40.7
Selling and administrative expense	44.3	43.7
Net gain on disposition of equipment	(8.5)	(0.9)

Earnings (loss) from operations	11.8	(2.1)
Other costs
Interest and foreign exchange	12.6	11.1

Loss before income tax and earnings (loss) from unconsolidated affiliates	(0.8)	(13.2)
Income tax benefit	1.4	7.3

Earnings (loss) before earnings (loss) from unconsolidated affiliates	0.6	(5.9)
Earnings (loss) from unconsolidated affiliates	5.0	(0.8)

Net earnings (loss)	5.6	(6.7)
Net (earnings) loss attributable to noncontrolling interest	5.2	(3.3)

Net earnings (loss) attributable to Greenbrier	$10.8	$(10.0)

Basic earnings (loss) per common share:	$0.33	$(0.30)
Diluted earnings (loss) per common share:	$0.32	$(0.30)
Weighted average common shares:
Basic	32,510	32,723
Diluted	33,570	32,723
Dividends per common share	$0.27	$0.27

- More -

Greenbrier Reports First Quarter Results (Cont.)	Page 7

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions, unaudited)

	Three Months Ended November 30,
	2021	2020
Cash flows from operating activities
Net earnings (loss)	$5.6	$(6.7)
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Deferred income taxes	(4.8)	2.3
Depreciation and amortization	25.4	26.0
Net gain on disposition of equipment	(8.5)	(0.9)
Accretion of debt discount	—	1.4
Stock based compensation expense	1.1	4.4
Noncontrolling interest adjustments	(0.3)	(1.3)
Other	0.7	0.6
Decrease (increase) in assets:
Accounts receivable, net	(86.9)	(6.4)
Inventories	(64.4)	13.4
Leased railcars for syndication	(29.5)	6.2
Other assets	(5.9)	2.2
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	(24.1)	(27.2)
Deferred revenue	(5.1)	(5.4)

Net cash provided by (used in) operating activities	(196.7)	8.6

Cash flows from investing activities
Proceeds from sales of assets	28.0	8.7
Capital expenditures	(186.9)	(38.6)
Investments in and advances to / repayments from unconsolidated affiliates	0.2	4.5
Cash distribution from unconsolidated affiliates and other	—	0.5

Net cash used in investing activities	(158.7)	(24.9)

Cash flows from financing activities
Net change in revolving notes with maturities of 90 days or less	147.6	(9.7)
Proceeds from revolving notes with maturities longer than 90 days Repayments of revolving notes with maturities longer than 90 days	— —	110.0 (175.0)
Repayments of notes payable	(2.0)	(8.9)
Debt issuance costs	(1.2)	—
Dividends	(9.3)	(9.2)
Cash distribution to joint venture partner	(1.0)	(2.8)
Tax payments for net share settlement of restricted stock	(3.4)	(2.3)

Net cash provided by (used in) financing activities	130.7	(97.9)

Effect of exchange rate changes	(8.8)	5.2
Decrease in cash, cash equivalents and restricted cash	(233.5)	(109.0)
Cash and cash equivalents and restricted cash
Beginning of period	671.4	842.1

End of period	$437.9	$733.1

Balance Sheet Reconciliation:
Cash and cash equivalents	$410.8	$724.6
Restricted cash	27.1	8.5

Total cash and cash equivalents and restricted cash	$437.9	$733.1

- More -

Greenbrier Reports First Quarter Results (Cont.)	Page 8

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL LEASING INFORMATION

(In millions, except owned and managed fleet, unaudited)

GBX Leasing (GBXL) was formed in April 2021 as a joint venture with The Longwood Group to own and manage a portfolio of leased railcars primarily built by Greenbrier. Greenbrier owns approximately 95% of GBXL and consolidates it in Greenbrier’s financial statements in the Leasing & Management Services segment. GBXL provides an additional “go to market” element to Greenbrier’s Commercial strategy of direct sales, partnerships with operating leasing companies, origination of leases for syndication partners as well as providing a platform for further growth at scale. GBXL will produce strong tax-advantaged cash flows. The goal is to add at least $200 million in railcar assets annually at about 3:1 debt to equity (or 75%) based on the fair market value of assets with a five-year target of $1 billion of assets. GBX Leasing will observe Greenbrier’s established portfolio standards including investing in strong credits with a diverse equipment mix and staggered maturity ladders.

During fiscal Q1, GBX Leasing grew by approximately $200 million in fair market value of assets from Greenbrier’s transaction flow and a railcar portfolio purchase. At November 30, 2021, the fleet value was nearly $400 million financed with $293 million drawn on the $300 million non-recourse railcar warehouse credit facility. Subsequent to quarter end, the warehouse credit facility was upsized to $350 million to support the strong momentum since inception. GBX Leasing expects to use the asset-backed securities market to refinance the warehouse facility and to convert to long term financing in fiscal 2022. Investing in leasing assets reduces Greenbrier’s Manufacturing revenue and margin in the short-term but provides considerable tax benefits and longer-term earnings and cash flow stability.

Key information for the consolidated Leasing & Management Services segment

(In Units)	November 30, 2021	August 31, 2021
Owned fleet(1)	12,900	8,800
Managed fleet	443,000	444,000
Owned fleet utilization(1)	97%	94%

	November 30, 2021	August 31, 2021
Equipment on operating lease(2)	$751.3	$609.8

GBX Leasing non-recourse warehouse	$293.0	$147.0
Leasing non-recourse term loan	198.3	200.0

Total Leasing non-recourse debt	$491.3	$347.0

Fleet leverage %(3)	65%	57%

(1)	Owned fleet includes Leased railcars for syndication
(2)	Equipment on operating lease assets not securing Leasing non-recourse term loan support the $600 million U.S. revolver
(3)	Total Leasing non-recourse debt / Equipment on operating lease

- More -

Greenbrier Reports First Quarter Results (Cont.)	Page 9

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, except number of shares which are reflected in thousands and per share amounts, unaudited)

Operating Results by Quarter for 2021 are as follows:

	First	Second	Third	Fourth	Total
Revenue
Manufacturing	$304.5	$201.5	$339.7	$465.4	$1,311.1
Maintenance Services	65.6	71.6	80.9	80.2	298.3
Leasing & Management Services	32.9	22.5	29.6	53.5	138.5

	403.0	295.6	450.2	599.1	1,747.9
Cost of revenue
Manufacturing	280.9	201.8	292.4	414.1	1,189.2
Maintenance Services	63.0	66.7	73.7	77.0	280.4
Leasing & Management Services	18.4	9.5	8.9	9.9	46.7

	362.3	278.0	375.0	501.0	1,516.3
Margin	40.7	17.6	75.2	98.1	231.6
Selling and administrative expense	43.7	43.4	49.3	55.4	191.8
Net (gain) loss on disposition of equipment	(0.9)	(0.1)	0.2	(0.4)	(1.2)

Earnings (loss) from operations	(2.1)	(25.7)	25.7	43.1	41.0
Other costs
Interest and foreign exchange	11.1	9.6	10.2	12.4	43.3
Net loss on extinguishment of debt	—	—	4.8	1.5	6.3

Earnings (loss) before income tax and earnings (loss) from unconsolidated affiliates	(13.2)	(35.3)	10.7	29.2	(8.6)
Income tax benefit	7.3	21.8	6.9	4.2	40.2

Earnings (loss) before earnings (loss) from unconsolidated affiliates	(5.9)	(13.5)	17.6	33.4	31.6
Earnings (loss) from unconsolidated affiliates	(0.8)	(0.4)	2.4	2.3	3.5

Net earnings (loss)	(6.7)	(13.9)	20.0	35.7	35.1
Net (earnings) loss attributable to noncontrolling interest	(3.3)	4.8	(0.3)	(3.9)	(2.7)

Net earnings (loss) attributable to Greenbrier	$(10.0)	$(9.1)	$19.7	$31.8	$32.4

Basic earnings (loss) per common share (1)	$(0.30)	$(0.28)	$0.61	$0.98	$0.99
Diluted earnings (loss) per common share (1)	$(0.30)	$(0.28)	$0.59	$0.95	$0.96
Dividends per common share	$0.27	$0.27	$0.27	$0.27	$1.08

(1)	Quarterly amounts may not total to the year-to-date amount as each period is calculated discretely.

- More -

Greenbrier Reports First Quarter Results (Cont.)	Page 10

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, unaudited)

Segment Information

Three months ended November 30, 2021:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$452.5	$39.4	$491.9	$12.3	$0.3	$12.6
Maintenance Services	72.4	2.7	75.1	(1.1)	—	(1.1)
Leasing & Management Services	25.8	0.3	26.1	17.2	—	17.2
Eliminations	—	(42.4)	(42.4)	—	(0.3)	(0.3)
Corporate	—	—	—	(16.6)	—	(16.6)

	$550.7	$—	$550.7	$11.8	$—	$11.8

Three months ended August 31, 2021:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$465.4	$62.0	$527.4	$31.6	$3.8	$35.4
Maintenance Services	80.2	4.9	85.1	0.0	0.1	0.1
Leasing & Management Services	53.5	0.1	53.6	37.2	0.0	37.2
Eliminations	—	(67.0)	(67.0)	—	(3.9)	(3.9)
Corporate	—	—	—	(25.7)	—	(25.7)

	$599.1	$—	$599.1	$43.1	$—	$43.1

	Total assets
	November 30, 2021	August 31, 2021
Manufacturing	$1,550.3	$1,493.5
Maintenance Services	261.5	260.9
Leasing & Management Services	1,219.9	949.4
Unallocated, including cash	438.3	686.9

	$3,470.0	$3,390.7

SUPPLEMENTAL BACKLOG AND DELIVERY INFORMATION

(Unaudited)

Three Months Ended
November 30, 2021
Backlog Activity (units) (1)
Beginning backlog	26,600
Orders received	6,300
Production held on the Balance Sheet	(1,500)
Production sold directly to third parties	(3,400)

Ending backlog	28,000

Delivery Information (units) (1)
Production sold directly to third parties	3,400
Sales of Leased railcars for syndication	700

Total deliveries	4,100

(1)	Includes Greenbrier-Maxion, our Brazilian railcar manufacturer, which is accounted for under the equity method

- More -

Greenbrier Reports First Quarter Results (Cont.)	Page 11

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In millions, except number of shares which are reflected in thousands and per share amounts, unaudited)

Reconciliation of Net earnings to EBITDA

	Three Months Ended
	November 30, 2021	August 31, 2021
Net earnings	$5.6	$35.7
Interest and foreign exchange	12.6	12.4
Income tax benefit	(1.4)	(4.2)
Depreciation and amortization	25.4	25.1
Net loss on extinguishment of debt	—	1.5

EBITDA	$42.2	$70.5

Reconciliation of Net earnings attributable to Greenbrier to Adjusted net earnings attributable to Greenbrier

	Three Months Ended
	November 30, 2021	August 31, 2021
Net earnings attributable to Greenbrier	$10.8	$31.8
Net loss on extinguishment of debt, net of tax	—	1.2	(1)

Adjusted net earnings attributable to Greenbrier	$10.8	$33.0

(1) Net of tax of $0.4 million

Reconciliation of Diluted earnings per share to Adjusted diluted earnings per share

	Three Months Ended
	November 30, 2021	August 31, 2021
Diluted earnings per share	$0.32	$0.95
Net loss on extinguishment of debt, net of tax	—	0.03

Adjusted diluted earnings per share	$0.32	$0.98

Diluted weighted average shares outstanding	33,570	33,420

- More -

Greenbrier Reports First Quarter Results (Cont.)	Page 12

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including any statements that are not purely statements of historical fact. Greenbrier uses words, and variations of words, such as “believe”, “continue,” “ensure”, “expect,” “generate”, “goal,” “increase”, “maintain,” “outlook,” “position,” “reduce,” “will,” and similar expressions to identify forward-looking statements. These forward-looking statements include, without limitation, statements about backlog and other orders, leasing performance, financing, future liquidity, cash flow, our ability to grow market share and deliver future value to our shareholders, tax treatment, and other information regarding future performance and strategies and appear throughout this press release including in the headlines and the sections titled “First Quarter Highlights,” a “Business Update & Outlook,” and “Supplemental Leasing Information.” These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the following: We are unable to predict when, how, or with what magnitude COVID-19, variants thereof, governmental reaction thereto, and related economic disruptions (including, among other factors, supply disruptions, inflation, and increases in interest rates) will negatively impact our business. Our backlog of railcar units and marine vessels and other orders not included in backlog are not necessarily indicative of future results of operations. Certain orders in backlog are subject to customary documentation which may not occur. More information on potential factors that could cause our results to differ from our forward-looking statements is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic report on Form 10-K and subsequent reports on 10-Q. Except as otherwise required by law, the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.

Adjusted Financial Metric Definitions

EBITDA, Adjusted net earnings (loss) attributable to Greenbrier and Adjusted diluted EPS are not financial measures under generally accepted accounting principles (GAAP). These metrics are performance measurement tools used by rail supply companies and Greenbrier. You should not consider these metrics in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because these metrics are not a measure of financial performance under GAAP and are susceptible to varying calculations, the measures presented may differ from and may not be comparable to similarly titled measures used by other companies.

We define EBITDA as Net earnings (loss) before Interest and foreign exchange, Income tax benefit (expense), Depreciation and amortization and Net loss on extinguishment of debt. We believe the presentation of EBITDA provides useful information as it excludes the impact of financing, foreign exchange, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s core business. We believe this assists in comparing our performance across reporting periods.

Adjusted net earnings (loss) attributable to Greenbrier and Adjusted diluted EPS excludes the impact associated with items we do not believe are indicative of our core business or which affect comparability. We believe this assists in comparing our performance across reporting periods.

###